June 22, 1995












Securities and Exchange Commission
450 North Capitol Street
Washington, D.C. 20549

             Re:  Firstbank of Illinois Co. Form 8-K

Dear Sirs:

     Pursuant to the filing requirements under the Securities and Exchange Commission Act of 1934, we are hereby electronically filing a current report on Form 8-K.

                                          Sincerely,



                                          By:/s/ Chris Zettek


Enclosures

CRZ:ply
               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                          June 22, 1995
                        (Date of Report)




                      FIRSTBANK OF ILLINOIS CO.
     (Exact name of registrant as specified in its charter)




                             DELAWARE
 (State or other jurisdiction of incorporation or organization)




         0-8426                             37-6141253
(Commission File Number)        (IRS Employer Identification No.)




      205 South Fifth Street, Springfield, Illinois  62701
            (Address of principal executive offices)




                           217-753-7543
      (Registrant's telephone number, including area code)



ITEM 5.   Other Events


On June 12, 1995, Firstbank of Illinois Co. ("Firstbank") announced the signing of a definitive agreement to acquire Confluence Bancshares Corporation ("Confluence") and its wholly owned subsidiary, Duchesne Bank ("Duchesne"). Duchesne, headquartered in St. Peters, Missouri, also operates a separate branch facility in St. Charles, Missouri.

Duchesne  had total assets of approximately $74 million at  March
31, 1995. The acquisition calls for payment of 500,000 shares of Firstbank common stock, or $13.5 million, in exchange for all the outstanding common stock of Confluence.

A  press  release  publicly announcing  the  event  is  attached.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FIRSTBANK OF ILLINOIS CO.
                                        Registrant


                                By:/s/ Chris R. Zettek
                                       Chris R. Zettek
                                       ITS Executive Vice President
                                       and Chief Financial Officer


DATE: June 22, 1995


For Immediate Release
Thursday, June 15, 1995

                    FIRSTBANK OF ILLINOIS CO.
                    TO ACQUIRE DUCHESNE BANK

      SPRINGFIELD,  ILLINOIS,  JUNE  15,  1995  --  Firstbank  of
Illinois  Co.  announced today that it has  signed  a  definitive
agreement   to   acquire  Duchesne  Bank,   a   $75-million-asset
institution headquartered in St. Peters, Missouri.

      Duchesne, with two locations in St. Peters and St. Charles, will be Firstbank's second acquisition in the growth markets west of St. Louis. Firstbank entered the market with its 1994 acquisition of Colonial Bank, which operates three banking offices in Des Peres and Ellisville, Missouri. With this acquisition, Firstbank will operate five banking offices in St. Louis and St. Charles counties, with total assets of approximately $250 million.

       The shareholders of Duchesne Bank's parent company, Confluence Bancshares Corporation, will receive a total of 500,000 shares of Firstbank common stock in a transaction that will be accounted for as a pooling of interests. The transaction, which is subject to approval by regulatory agencies and Confluence shareholders, is expected to close during the fourth quarter of this year.

      Mark H. Ferguson, Firstbank's chairman and chief executive officer, said, "Duchesne represents an opportunity to enter one of the most dynamic growth centers in the Midwest. St. Peters, located in the heart of St. Charles County, is the fastest growing city in Missouri.
                             -more-
      "Duchesne will give us a solid base from which to expand in St. Charles County," Ferguson added. "We think there are tremendous opportunities for growth, and the banking market and customer mix at Duchesne Bank are similar to those we serve in our other markets."

      Richard C. Leuck, president and chief executive officer of Duchesne Bank said, "We are very excited about becoming part of a quality organization like Firstbank. Our customers will benefit from our affiliation with a $1.8 billion organization that is driven by a desire to serve those customers.

      "While  Firstbank is large enough to compete with companies
already   in  our  market,  it  remains  committed  to  community
banking," he said.

     Leuck and Duchesne's chairman, James Wilhite, said they were attracted to Firstbank because of its commitment to local decision-making and community-based banking, and because it will bring a much broader product and service mix to Duchesne's customers.

     "We have been somewhat constrained by our lending limit as a relatively small bank," Wilhite said. "With Firstbank's resources and much larger lending limits, we will be able to grow with our customers and expand into products and services, such as mutual funds and trust services, that we have not been able to offer as a smaller institution."

      Both Firstbank and Duchesne emphasized their intention to introduce retail brokerage and trust products to Duchesne's customers as quickly as possible. These products and services will be provided by Firstbank's financial services division, Firstbank Financial Group.
                             -more-
     Leuck and Wilhite noted that Firstbank has asked the members of Duchesne's board of directors to remain integrally involved in its business development efforts in St. Charles County.

      Prior to its entry into Missouri in 1994, Firstbank made several acquisitions in the St. Louis Metro East area. In 1986, the Company acquired the United Illinois Banks of Collinsville, Troy and New Athens, all of which were merged into Central Bank of Fairview Heights after it was acquired in 1991. Firstbank acquired the deposits of the failed New Athens Federal Savings and Loan Association in 1990, and in January 1993 acquired The First National Bank of Highland. Total assets in the Metro East have grown from under $150 million to more than $500 million.

      "We believe the addition of Duchesne Bank to the Firstbank family of community banks will enhance our ability to improve our financial performance," Ferguson said. "Enhancing profitability and growth through acquisition are critical components of our strategic plan, and both should be served in this transaction."

      Firstbank is the largest bank holding company headquartered in downstate Illinois. The Company provides banking, trust, and other financial services through its subsidiaries in Central and Southern Illinois and the St. Louis Metro area. Company subsidiaries include Central Bank (Fairview Heights); City Bank of Bloomington-Normal; Colonial Bank (Des Peres, Missouri); Elliott State Bank (Jacksonville); Farmers and Merchants Bank of Carlinville; The First National Bank of Springfield; First Trust and Savings Bank of Taylorville; FFG Trust, Inc. (Springfield); FFG Investments, Inc. (Springfield) and the United Illinois Bank of Southern Illinois (Benton). The Company operates 35 offices in 13 Illinois counties and three banking offices in Missouri.


                             -more-


Firstbank of Illinois Co.

Financial Information for Firstbank and Duchesne Bank

(dollars in thousands)



                                               (UNAUDITED)

                                       Balances at March 31, 1995

                                         Firstbank     Duchesne

Total assets                             $1,742,219    $73,723
Loans, net of unearned discount           1,132,005     49,675
Reserve for possible loan losses           (17,701)      (605)
Investment securities                       375,100     14,801
Deposits                                  1,512,237     68,086
Shareholders' equity                        167,792      5,228

Equity to asset ratio                         9.63%      7.09%
Loan to deposit ratio                        74.86%     72.96%
Reserve as a percentage of loans              1.56%      1.22%


                                   Three Months Ended March 31, 1995

                                         Firstbank     Duchesne

Net interest income                         $18,220    $   722
Provision for possible loan losses              525         50
Noninterest income                            4,953         28
Noninterest expense                          13,288        471
Net income                                    6,047        142



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